UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 24, 2006
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-11826	72-1020809

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 Versailles Boulevard, Lafayette, Louisiana	70501

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 1.01 Entry into a Material Definitive Agreement.
     Effective as of April 24, 2006, MidSouth Bancorp, Inc. (“MidSouth”) entered into an employment agreement with J. Eustis Corrigan, Jr., a copy of which is filed as Exhibit 10.1 to this Report. Under the agreement, Mr. Corrigan serves as Executive Vice President and Chief Financial Officer of MidSouth Bancorp, Inc. and its subsidiaries. Under the terms of the agreement, Mr. Corrigan will be employed under a rolling annual agreement. Should the Company have a change in control within the first five years of employment and the employment relationship is severed, Mr. Corrigan will receive twenty-four months salary continuation. Mr. Corrigan will receive as compensation a base salary plus quarterly incentive pay based on the Company’s performance. Provided that his performance is acceptable, Mr. Corrigan’s base salary will increase annually by at least $10,000.
     Upon signing the agreement, Mr. Corrigan became entitled to receive options to purchase 15,000 shares of MidSouth’s Common Stock, pursuant to MidSouth’s Option Plan. The options carry a five year vesting period and a ten year term. Also, the Company will provide Mr. Corrigan with other benefits, including insurance coverage, in accordance with the standard benefits package available to senior management.

Item 5.02 Appointment of Principal Officer.
     On May 1, 2006, MidSouth announced the appointment of J. Eustis Corrigan, Jr. as Executive Vice President and Chief Financial Officer of MidSouth and its subsidiaries effective as of June 12, 2006. Prior to joining MidSouth, Mr. Corrigan, age 41, served as a tax services partner with KPMG LLP, which he joined in December 1991. Prior to KPMG, he was a tax senior with Arthur Anderson & Co. At KPMG, he had client and business development responsibilities in various markets throughout the Southwest and Southeast for numerous financial institutions and financial services companies. He will oversee MidSouth’s finance, accounting, tax and treasury functions, as well as asset/liability management, profitability and budgeting. Additionally, he will assist MidSouth’s President and Chief Executive Officer, C. R. Rusty Cloutier, in market strategies, analysis and market presentations to the investment community.
     On April 24, 2006, MidSouth entered into an employment agreement with Mr. Corrigan, the material terms of which are described in Item 1.01 of this Report.
Item 7.01. Regulation FD Disclosure.
     On May 1, 2006, MidSouth issued a press release, a copy of which has been furnished as Exhibit 99.1 to this Report.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Employment Agreement dated April 24, 2006

99.1	Press Release dated May 1, 2006
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 20, 2006

/s/ C. R. Cloutier
C. R. Cloutier
President and Chief Executive Officer